Exhibit 99(s)(2)

OFFICER’S CERTIFICATE

The undersigned officer for Aberdeen Chile Fund, Inc. (the “Fund”) hereby certifies that the Board of Directors of the Fund duly adopted the following resolution on December 6, 2011:

RESOLVED, that the Directors and Officers who may be required to execute any registration statements on behalf of the Fund, including any amendments, exhibits or supplements thereto, hereby approve and authorize the use of the Power of Attorney appointing Jeffrey Cotton, Andrea Melia, Megan Kennedy, Alan Goodson, Jennifer Nichols, Lucia Sitar, Tim Sullivan and Sharon Greenstein as attorneys-in-fact for the purpose of signing and filing on behalf of the Fund any registration statement on Form N-2, including any amendments, exhibits or supplements thereto, under the Securities Act of 1933 and the Investment Company Act of 1940 Act with the SEC, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney.

Dated: April 27, 2012

/s/ Lucia Sitar
Lucia Sitar
Vice President